SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 __________


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) FEBRUARY 8, 1999




                      PLUM CREEK TIMBER COMPANY, L.P.
           -----------------------------------------------------
           (Exact name of registrant as specified in its charter)


          DELAWARE               1-10239              91-1443693
          --------               -------              ----------
       (State or other          (Commission        (I.R.S. Employer
       jurisdiction of          File Number)       Identification No.)
       incorporation or
        organization)



      999 THIRD AVENUE, SUITE 2300                  98104-4096
        SEATTLE, WASHINGTON                         (Zip Code)
(Address of principal executive offices)


   Registrant's telephone number, including area code    (206) 467-3600


 ITEM 5. OTHER EVENTS

         On February 8, 1999, a unitholder ("Unitholder") of the Company, individually and as a purported representative of all Unitholders (the "Plaintiff"), filed a purported class action lawsuit in the Court of Chancery in the State of Delaware against Plum Creek Timber Company, L.P. (the "Company"), the Company's general partner and the ultimate general partner of the general partner (collectively, the "GP Defendants" and, together with the Company, the "Plum Creek Defendants"), alleging that the proxy statement/prospectus (the "Proxy Statement/Prospectus") included in the registration statement on Form S-4, filed January 28, 1999, and provided to all Unitholders in connection with seeking approval of the proposed conversion (the "Conversion Transaction") of the Company from a master limited partnership to a real estate investment trust ("REIT"), is false and misleading. The Plaintiff alleges that, through alleged misstatements and omissions, the GP Defendants have breached a fiduciary duty of candor to the Unitholders. The Plaintiff seeks: (i) to enjoin preliminarily and thereafter permanently the Conversion Transaction, (ii) in the event the Conversion Transaction is consummated, to rescind and set aside or award rescissory damages to the purported class, (iii) an accounting to the purported class for their alleged damages and the Plum Creek Defendants' alleged profits, (iv) costs, including experts' and attorneys' fees, and (v) such other and further relief as the Court deems just and proper. The Plum Creek Defendants dispute the Plaintiff's allegations and intend to defend themselves vigorously.

         The lawsuit described above (the "New Action") is being brought by the same Unitholder who, as described in the Proxy Statement/Prospectus, filed a purported class action lawsuit (the "Old Action") in the Chancery Court against the Plum Creek Defendants, alleging that the receipt by the owners of the general partner of a 27% equity interest in the REIT and of certain special voting and board nomination rights in connection with the Conversion Transaction violated the GP Defendants' fiduciary duties. On December 17, 1998, the Chancery Court granted the Plum Creek Defendants' motion to dismiss the Old Action. On January 11, 1999, the Plaintiff filed a notice of appeal in the Supreme Court of the State of Delaware with respect to the Old Action.

         As further described in the Proxy Statement/Prospectus, the general partner's decision to proceed with the Conversion Transaction is in the sole discretion of the general partner, subject to receipt of the requisite Unitholders' approval and satisfaction of the other conditions precedent in the Agreement and Plan of Conversion (attached as Annex I to the Proxy Statement/Prospectus). The general partner currently expects to delay the consummation of the Conversion Transaction until the Old Action is fully resolved to the general partner's satisfaction. Accordingly, there can be no assurance as to whether the Conversion Transaction will be consummated or, if consummated, the timing of such consummation.


                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PLUM CREEK TIMBER COMPANY, L.P.


                                   By:  Plum Creek Management Company L.P.,
                                        as its General Partner



 Date:  February 10, 1999          By:   /s/  DIANE M. IRVINE
                                         --------------------------
                                         Diane M. Irvine
                                         Vice President and
                                           Chief Financial Officer